Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BETWEEN

TUESDAY MORNING PARTNERS, LTD., Tuesday Morning, inc. and

FRIDAY MORNING, LLC

AS SELLER

AND

PBV-14303 INWOOD ROAD, LP

AS PURCHASER

DATED: December 3, 2020

Purchase and Sale Agreement
6250 Lyndon B. Johnson Freeway, Dallas, Texas
4404 South Beltwood Parkway, Farmers Branch, Texas
14621, 14639 and 14601 Inwood Road, Addison, Texas
14303 Inwood Road, Farmers Branch, Texas
112267487v1

TABLE OF CONTENTS

		Page No.
	Article 1
	Basic Information
1.1	Certain Basic Terms	1
1.2	Closing Costs	2
1.3	Notice Addresses:	3

	Article 2
	Property
2.1	Property	3

	Article 3
	Earnest Money
3.1	Deposit and Investment of Earnest Money	4
3.2	Independent Consideration	5
3.3	Form; Failure to Deposit	5
3.4	Disposition of Earnest Money	5

	Article 4
	Due Diligence
4.1	Due Diligence Materials Delivered	5
4.2	Physical Due Diligence	6
4.3	Reports	7
4.4	Service Contracts	8
4.5	Proprietary Information; Confidentiality	8
4.6	No Representation or Warranty by Seller	8
4.7	Purchaser’s Responsibilities	8
4.8	Purchaser’s Agreement to Indemnify	9

	Article 5
	Title and Survey
5.1	Title Commitment	9
5.2	Intentionally Omitted	10
5.3	Delivery of Title Policy at Closing	10

	Article 6
	Operations and Risk of Loss
6.1	Ongoing Covenants and Operations	10
6.2	Damage	11
6.3	Condemnation	12
6.4	Leaseback	12

	Article 7
	Closing
7.1	Closing	13
7.2	Conditions to Parties’ Obligation to Close	13
7.3	Seller’s Deliveries in Escrow	15
7.4	Purchaser’s Deliveries in Escrow	15

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

i

7.5	Closing Statements	16
7.6	Purchase Price	16
7.7	Possession	16
7.8	Delivery of Books and Records	16

	Article 8
	Prorations, Deposits, Commissions
8.1	Prorations	16
8.2	Closing Costs	17
8.3	Final Adjustment After Closing	17
8.4	Commissions	17

	Article 9
	Representations and Warranties
9.1	Seller’s Representations and Warranties	17
9.2	Purchaser’s Representations and Warranties	19
9.3	Survival of Representations and Warranties	20

	Article 10
	Default and Remedies
10.1	Seller’s Remedies	20
10.2	Purchaser’s Remedies	21
10.3	Attorneys’ Fees	21
10.4	Other Expenses	21

	Article 11
	Disclaimers, Release and Indemnity
11.1	Disclaimers By Seller	22
11.2	Sale “As Is, Where Is.”	23
11.3	Seller Released from Liability	24
11.4	“Hazardous Materials” Defined	25
11.5	Survival	25

	Article 12
	Miscellaneous
12.1	Parties Bound; Assignment	25
12.2	Headings	25
12.3	Invalidity and Waiver	25
12.4	Governing Law; Jurisdiction; Venue	25
12.5	Survival	26
12.6	Entirety and Amendments	26
12.7	Time	26
12.8	Confidentiality	26
12.9	Notices	26
12.10	Construction	27
12.11	Calculation of Time Periods; Business Day	27
12.12	Execution in Counterparts	27
12.13	No Recordation	27
12.14	Further Assurances	27
12.15	Discharge of Obligations	27

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

12.16	ERISA	27
12.17	No Third Party Beneficiary	28
12.18	Reporting Person	28
12.19	Texas Real Estate License Act	28
12.20	DTPA Waiver	28

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

LIST OF DEFINED TERMS

Page No.
Agreement	1
Assignment	13
Broker	2
Business Day	24
Casualty Notice	10
CERCLA	21
Closing	11
Closing Date	2
Deed	13
Earnest Money	1
Effective Date	2
Escrow Agent	2
Hazardous Materials	22
Improvements	3
Independent Consideration	5
Intangible Personal Property	4
Land	3
Material Damage	10
Materially Damaged	10
OFAC	16
Permitted Outside Parties	7
Property
Property Documents	5
Purchase Price	1
Purchaser	1
Real Property	3
Report	6
Reports	6
Seller	1
Seller's Representative	17
Service Contracts	6
Survival Period	17
Tangible Personal Property	4
Taxes	14
Title Company	1
Title Policy	9

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

PURCHASE AND SALE AGREEMENT

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

6250 LBJ Freeway, Dallas, Texas

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.            Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.            Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

Article 1
Basic Information

1.1 Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1	Seller:	TUESDAY MORNING PARTNERS, LTD., a Texas limited partnership, TUESDAY MORNING, INC., a Texas corporation, and FRIDAY MORNING, LLC, a Texas limited liability company
1.1.2	Purchaser:	PBV-14303 INWOOD ROAD, LP, a Texas limited liability company
1.1.3	Purchase Price:	$70,250,000.00
1.1.4	Earnest Money:	$6,600,000.00 (the “Earnest Money”), including interest thereon, to be deposited in accordance with Section 3.1 below.
1.1.5	Title Company:	Chicago Title Insurance Company 2828 Routh Street, Suite 800 Dallas, Texas 75201 Attn: Holden Heil E-Mail: Holden.Heil@ctt.com

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

1.1.6	Escrow Agent:	Chicago Title Insurance Company 2828 Routh Street, Suite 800 Dallas, Texas 75201 Attn: Holden Heil E-Mail: Holden.Heil@ctt.com
1.1.7	Broker:	CBRE, Inc. 2100 McKinney Avenue, Suite 700 Dallas, Texas 75201 Attn: Tim Vogds
1.1.8	Effective Date:	The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement. If the execution date is left blank by either Purchaser or Seller, the Effective Date shall be the execution date inserted by the other party.
1.1.9	Closing Date:	On or before three (3) Business Days following the effective date of a Reorganization Plan (as defined herein) confirmed by a Plan Confirmation Order (as defined herein). Notwithstanding the foregoing, the Closing Date shall not occur later than December 31, 2020.

1.2 Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Title Commitment required to be delivered pursuant to Section 5.1	Seller
Premium for standard form Title Policy required to be delivered pursuant to Section 5.3	Seller
Premium for any upgrade of Title Policy for any amendments or endorsements to the Title Policy desired by Purchaser, and the costs and expenses associated with any loan policy	Purchaser
Costs for updates, recertifications or amendments to the Survey	Purchaser
Costs for UCC Searches (if requested by Purchaser)	Purchaser
Costs of recording lien releases with respect to Seller’s existing financing, if any	Seller
Cost of recording the deed and any other documents required to be recorded by Purchaser	Seller
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser ½ Seller ½
Real Estate Sales Commission to Broker	Seller
All other closing costs, expenses, charges and fees	As customary in Dallas County, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

1.3 Notice Addresses:

Seller: 6250 LBJ Freeway Dallas, Texas 75240 Attention: Jim Spisak Telephone: 972-934-7149 E-Mail: jspisak@tuesdaymorning.com & legal@tuesdaymorning.com	Copy to: Haynes and Boone LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219 Attention: Brack Bryant Telephone: 214-651-5335 E-mail: brack.bryant@haynesboone.com
Purchaser: PBV-14303 Inwood Road, LP 3800 N. Lamar Blvd, Suite 350 Austin, Texas 78756 Attention: Brett Zimmerman	Copy to: Jackson Walker L.L.P. 100 Congress Ave., Suite 1100 Austin, Texas 78701 Attention: Kati Orso Telephone: (512) 236-2236 E-mail: korso@jw.com

Article 2
Property

2.1 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property“):

2.1.1 Real Property. The parcels of land described in Exhibit A hereto (individually or collectively, as the context may require, the “Land“), together with (a) all improvements located thereon (“Improvements“), (b) all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land, as well as all other rights, privileges and appurtenances owned by Seller and in any way related to such land and other rights and interests of Seller hereunder conveyed (collectively, the “Real Property”). Seller and Purchaser acknowledge and agree that the Real Property consists of six (6) separate tracts, as identified on Exhibit A hereto (each, a “Tract”), and generally described as follows: (i) 4400-4404 South Beltwood Parkway, Farmers Branch, Texas (the “4404 Property”); (ii) 14303 Inwood Road, Farmers Branch, Texas (the “14303 Property”); (iii) 14621 Inwood Road, Addison, Texas (the “14261 Property”); (iv) 14639-14645 Inwood Road, Addison, Texas (the “14639 Property”); (v) 14601-14603 Inwood Road, Addison, Texas (the “14601 Property”); and (vi) 6250 Lyndon B. Johnson Freeway, Dallas, Texas (the “6250 LBJ Property”). The 4404 Property and 14621 Property are owned by Tuesday Morning Partners, Ltd., a Texas limited partnership (the “Tuesday Morning Partners Seller”), and the 14639 Property and 14601 Property are owned by Friday Morning, LLC, a Texas limited liability company (the “Friday Morning Seller”). The 14303 Property and 6250 LBJ Property are owned by Tuesday Morning, Inc., a Texas corporation (the “Tuesday Morning Inc. Seller”). Wherever in this Agreement a representation, warranty, covenant or agreement is made by Seller, such representation, warranty, covenant or agreement shall be deemed to be made by the Tuesday Morning Partners Seller, the Friday Morning Seller or the Tuesday Morning Inc. Seller with respect to the Real Property actually owned by such party, and in no event shall either the Tuesday Morning Seller, Friday Morning Seller or Tuesday Morning Inc. Seller be deemed to make representation or warranties, or undertake any agreement or obligation whatsoever, with respect to any portion of the Real Property not owned by such party.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

2.1.2 Tangible Personal Property. Seller and Purchaser acknowledge and agree that at Closing, the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on the Land that (a) are not used in connection with the operation, ownership and maintenance of the Land and Improvements (as opposed to the operation or management of the particular business of Seller on the Land), and (b) are used primarily in connection with the operation or management of the particular business of Seller on the Land (collectively, the “Excluded Tangible Personal Property”) shall not transfer to Purchaser, as all of such Excluded Tangible Personal Property shall be retained by Seller for its continued operations pursuant to the Leases (as hereinafter defined); provided however, that all improvements, structures, building systems (such as heating, air conditioning, and mechanical systems), parking facilities and fixtures now or hereafter placed, constructed, installed or located at or on the Real Property (including any and all apparatuses, equipment and appliances affixed to the Real Property that cannot be removed without material harm to the Real Property) and used in connection with the ownership, operation, management or occupancy of the Real Property (as opposed to the operation or management of Seller’s particular business on the Land), shall be deemed a component of the Improvements (the “Tangible Personal Property”).

2.1.3 Intangible Personal Property. All of Seller’s right, title and interest, if any, in the following intangible personal property related to the Real Property and the Improvements: the plans and specifications and other architectural and engineering drawings for the Improvements, if any, to the extent assignable and in Seller’s possession as of the Effective Date and at no cost to Seller; warranties, to the extent assignable and in Seller’s possession as of the Effective Date and at no cost to Seller; governmental permits, approvals and licenses, if any, to the extent assignable and in Seller’s possession as of the Effective Date and at no cost to Seller; (all of the items described in this Section 2.1.3 collectively referred to as the “Intangible Personal Property”). Tangible Personal Property and Intangible Personal Property shall not, in any event whatsoever, be deemed or constructed to include any trade name, mark or other identifying material that includes the name “Tuesday Morning”, its subsidiaries and affiliates, or any derivatives thereof.

Article 3
Earnest Money

3.1 Deposit and Investment of Earnest Money. On the Effective Date, Purchaser shall deposit the Earnest Money with Escrow Agent. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account. The Earnest Money shall become non-refundable to Purchaser upon the expiration of the Due Diligence Period (as defined below), except as expressly provided in this Agreement (including, Sections 5.3, 6.2, 6.3 and 10.2), provided, however, the Earnest Money shall be applied to the Purchase Price in the event Closing occurs. For purposes hereof, the “Due Diligence Period” shall expire at 5:00 pm Central Time on December 3, 2020.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

3.2 Independent Consideration. If this Agreement is terminated for any reason, and Purchaser is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller $100.00 as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances other than in the case of a Seller default existing beyond applicable grace, notice and cure period. Notwithstanding the foregoing, in the event this Agreement is terminated due to an uncured Seller default, Purchaser shall be entitled to a return of the entire Earnest Money, including the Independent Consideration.

3.3 Form; Failure to Deposit. The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required herein, Seller may terminate this Agreement by written notice to Purchaser delivered on or prior to the deposit of such Earnest Money by Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately returned to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

Article 4
Due Diligence

4.1 Due Diligence Materials Delivered. Seller shall make available to Purchaser the following (the “Property Documents”) for each Property (provided that it is acknowledged and agreed by Purchaser (i) that Seller was and is not obligated to deliver (or create/prepare) the Property Documents to the extent that the same are not currently available in digital format and in Seller’s reasonable possession, custody or control as of the Effective Date, and (ii) that Seller was and is not obligated to deliver any documents or information that is subject to attorney-client privilege:

4.1.1 Environmental, soils, air quality (mold) and hazardous substance reports, including, without limitation, Phase I Reports, Phase II Reports and any additional substance reports, if any;

4.1.2 Property inspection reports, including those covering engineering, structural/seismic, mechanical systems, building plans, and insurance loss run reports;

4.1.3 Agreements, warranties, and guaranties with respect to the Real Property;

4.1.4 Schedule of currently active building Service Contracts and copies of all currently active Service Contracts and any licensing agreements currently affecting the Property;

4.1.5 Leasing listing agreements and property management agreements from the last three (3) calendar years;

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

4.1.6            List of facility-related expenses incurred at the 6250 LBJ Property during the last twelve (12) months;

4.1.7            Utility bills (electricity, water, sewer, gas, fuel oil, trash and telephone/security lines) for the shorter of the last three (3) calendar years and the period of Seller’s ownership;

4.1.8            Real and personal property tax assessment notices and bills for the Property; including supplementary notices and bills for the shorter of the last three (3) calendar years and the period of Seller’s ownership;

4.1.9            Copies of Seller’s most current title policies for the Property with the insured amount redacted; and

4.1.10          Schedule of capital improvements pertaining to the Property for the preceding twenty-four (24) months.

Seller shall notify Purchaser of any material changes to or errors in the Property Documents to the extent Seller obtains knowledge thereof and Seller shall provide updated materials (if any) in such event.

4.2    Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser and its agents and representatives shall have reasonable access to the Property at all reasonable times during normal business hours, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller one (1) full Business Day’s prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may not be unreasonably withheld), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place (and Purchaser and its contractors, agents and representatives shall maintain during the pendency of this Agreement) (1) commercial general liability insurance with limits of at least $2,000,000 for bodily or personal injury or death, (2) property damage insurance in the amount of at least $1,000,000, and (3) workers’ compensation insurance for its activities on the Property in accordance with applicable law, all covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall (A) name as additional insureds thereunder Seller and such other parties holding insurable interests as Seller may designate, and (B) be primary non-contributory and be written by a reputable insurance company licensed to issue policies in the State of Texas, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Sections 4.7 and 4.8 below. Notwithstanding the foregoing, Purchaser shall be permitted to conduct a Phase II Environmental Site Assessment and any other additional testing if recommended by Purchaser’s Phase I Environmental Site Assessment. Purchaser shall bear the cost of all such inspections or tests, which obligation shall survive the termination of this Agreement. Subject to the provisions of Section 4.5 hereof, Purchaser or Purchaser’s representatives may communicate with any governmental authority (aa) for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least two (2) full Business Days in advance by telephone or in writing to inform Seller of Purchaser’s intended communication with any governmental authority and to allow Seller the opportunity to participate in such communication if Seller desires at a mutually agreeable time between Purchaser and Seller, or (bb) to the extent required by applicable laws. As used in this Section, “communicate” and “communication” shall mean the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media, or by any other means for the purpose of knowingly subverting the provisions of this Section regarding Purchaser’s obligations to provide Seller with prior notice of such communication and Seller’s ability to participate in such communication.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

4.3    Reports. As additional consideration for the transaction contemplated herein, following termination of this Agreement for any reason other than Seller default existing beyond applicable grace, notice and cure periods, Purchaser shall provide to Seller promptly following Seller’s written request, copies of any third party-prepared final environmental site assessments, property condition reports, title reports, surveys, zoning reports and other final studies and reports about the Real Property prepared by or for or otherwise obtained by, Purchaser or Purchaser’s engineers, contractors and environmental consultants in connection with Purchaser’s due diligence (collectively, the “Reports” and, individually, a “Report”). Any such deliveries to Seller shall be made at no cost to Purchaser and without any representation or warranty of any kind, including, without limitation, as to the accuracy or completeness of any such materials, and with no right of Seller to rely thereon without the consent of the applicable third party. Seller acknowledges and agrees that Purchaser has not made any representation or warranty in connection with the delivery of such Reports or other materials and the delivery of such Reports shall not establish a contractual relationship with Seller and no third-party benefits have been or shall be expressly or impliedly established. Notwithstanding anything herein to the contrary, Purchaser shall not be required to provide to Seller any (aa) attorney-client privileged communications, or (bb) proprietary or confidential work product and information (such as drafts, internal valuation studies, internal memoranda, financial projections, budgets and internal appraisals), or (cc) any other information that is not a final report or study obtained by Purchaser from a third party; provided however, that if this Agreement terminates or expires for any reason other than a Seller default beyond applicable notice and cure periods, Purchaser shall, subject to Purchaser’s document retention policies, destroy (and certify to Seller the destruction of) such materials to the extent such materials contain or are based upon confidential information. Purchaser’s obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement (not to exceed two (2) years) but shall not survive Closing.

4.4    Service Contracts. Purchaser and Seller acknowledge and agree that as a result of the nature of this transaction as a sale and leaseback to Seller pursuant to the terms of the Leases (as defined below), Seller will retain certain contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply, electric utility service, and equipment rental contracts (collectively, the “Service Contracts”), in its capacity as the tenant under the Leases, and such Service Contracts will not be terminated by Seller, or assumed by Purchaser, on the Closing Date. Any Service Contracts shall be held solely in the name of Seller (and not binding upon Purchaser or the Real Property), as tenant under the Leases, during the term of the Leases, and shall be terminated by Seller prior to the expiration of the Leases; provided however, that such Service Contracts shall be assigned, amended or terminated by Seller at Closing pursuant to the terms and conditions of Section 7.9.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

4.5    Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are and shall remain proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in evaluating the Property. The term confidential or proprietary information does not include any information that Purchaser can reasonably establish (i) at the time of disclosure or thereafter is available to the public other than as a result of a disclosure by Purchaser or its representatives, (ii) is already in Purchaser’s possession or becomes available to Purchaser on a non-confidential basis from a source other than Seller or its representatives, provided that, such source is not known to Purchaser after reasonable inquiry to be bound by an obligation of confidentiality to Seller or its affiliates or otherwise prohibited from transmitting the information to Purchaser by a contractual, legal or fiduciary obligation, or (iii) has been independently developed by Purchaser or its representatives without reference to or reliance upon the confidential or proprietary information and without otherwise violating your obligations hereunder. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for evaluating Purchaser’s acquisition or financing of the Property, including Purchaser’s investors, and those who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”). Notwithstanding the foregoing, Purchaser may disclose such contents as (a) expressly required under applicable laws or (b) expressly required by appropriate written judicial order, subpoena or demand issued by a court of competent jurisdiction (but will first give Seller written notice of the requirement and will cooperate with Seller so that Seller, at its expense, may seek an appropriate protective order and, in the absence of a protective order, Purchaser may disclose only such content as may be necessary to avoid any penalty, sanction, or other material adverse consequence, and Purchaser will use reasonable efforts to secure confidential treatment of any such content so disclosed). Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the standards set forth in this Section 4.5. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third-party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser’s obligations under this Section 4.5 shall survive the termination of this Agreement for a period of one (1) year but shall not survive Closing. Notwithstanding anything in this Agreement to the contrary, any confidentiality obligations or liabilities of Purchaser to Seller, shall automatically terminate (and not survive) upon Closing.

4.6    No Representation or Warranty by Seller. Purchaser acknowledges that, except for the representations and warranties by Seller expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing (collectively, the “Seller Undertakings”), Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Subject to the Seller Undertakings, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Subject to the Seller Undertakings, Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Subject to the Seller Undertakings, Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

4.7    Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (a) not interfere with the operation and maintenance of the Property by Seller; (b) not damage any part of the Property or any personal property owned by Seller; (c) not injure or otherwise cause bodily harm to Seller or its agents, guests, tenants, invitees, contractors and employees; (d) comply with all applicable laws; (e) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property by Purchaser and its agents and representatives; (f) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (g) repair any damage to the Real Property resulting directly from any such inspection or tests; and (h) not reveal or disclose prior to Closing any Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.5 above. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no obligation to repair any damage to the extent caused by Seller’s negligence or willful misconduct, or to remediate, contain, abate or control any materials not placed on or introduced to the Property by Purchaser or its agents and representatives (except to the extent any action of Purchaser or its Representatives disturbs any such existing materials in a manner which causes damage or contamination), or to repair or restore any latent condition discovered by Purchaser or its consultants, except to the extent any action by Purchaser or its Representatives exacerbates such condition. Purchaser’s obligations under this Section 4.7 shall survive the termination of this Agreement but shall not survive Closing, except and only to the extent such damage caused by Purchaser materially and adversely affects Seller’s post-Closing operations at the Property, in which case Purchaser shall perform such work after Closing.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

4.8    Purchaser’s Agreement to Indemnify. PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ANY AND ALL LOSSES, COSTS, LIENS, CLAIMS, CAUSES OF ACTION, LIABILITY, DAMAGES, EXPENSES AND LIABILITY (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES) (collectively, “Losses”) INCURRED BY SELLER, THAT ARISE FROM OR OUT of THE ACT OR OMISSION OF PURCHASER OR ITS AGENTS OR REPRESENTATIVES IN CONNECTION WITH PURCHASER’S INSPECTIONS OR TESTS PERMITTED UNDER THIS AGREEMENT OR ANY VIOLATION BY PURCHASER, ITS AGENTS, REPRESENTATIVES, OF THE PROVISIONS OF SECTION 4.2 OR SECTION 4.7; PROVIDED, HOWEVER, THE INDEMNITY SHALL NOT EXTEND TO PROTECT SELLER FROM LOSSES RESULTING FROM (A) ANY PRE-EXISTING CONDITION MERELY DISCOVERED BY PURCHASER (I.E., LATENT ENVIRONMENTAL CONTAMINATION), SO LONG AS PURCHASER’S ACTIONS DO NOT AGGRAVATE or exacerbate ANY SUCH PRE-EXISTING CONDITION, OR (B) THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF SELLER OR THEIR RESPECTIVE EMPLOYEES, AGENTS, OR REPRESENTATIVES. THIS INDEMNITY PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR A PERIOD OF TWO (2) YEARS.

Article 5
Title and Survey

5.1    Title Commitment and Survey. Seller will use reasonable diligence to cause to be delivered to Purchaser within ten days after the Effective Date (i) Commitments for Title Insurance with hyperlinked copies of all recorded instruments affecting each Tract and recited as exceptions in the Commitments for Title Insurance (collectively, the “Commitments”) and (ii) a copy of the most recent survey of each Tract in Seller's possession (the “Survey”). If Purchaser or the Title Company requires a new survey of any Tract for any reason, then Purchaser, at Purchaser's cost and within thirty (30) days after the Effective Date, shall obtain a new survey (“New Survey”) of such Tracts made on the ground by a registered professional land surveyor that conforms to the requirements of an ALTA/ACSM minimum standard detail survey. If Purchaser has an objection to items disclosed in any Commitment or Survey, then Purchaser may give Seller written notice of its objections for a period of five (5) days after receipt of the latter of all of the Commitments and Surveys, but in any event prior to the expiration of the Due Diligence Period. If Purchaser gives timely written notice of its objections, then Seller may, but has no obligation to, cure those objections. Seller shall utilize reasonable diligence to cure any errors in the Commitments, provided Seller has no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing its efforts other than to remove at Closing: (a) liens securing a mortgage, deed of trust or trust deed evidencing an indebtedness of Seller; (b) judgment liens against Seller; (c) tax liens; (d) broker’s liens; (e) mechanics liens arising by, through or under Seller; and (f) any other monetary liens arising by, through or under Seller (collectively, “Seller Mandatory Cure Items”). If any objection is not satisfied, then Purchaser may elect on or before expiration of the Due Diligence Period, as its sole and exclusive remedy to either: (i) terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser, and neither party will have any further rights or obligations pursuant to this Agreement, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive the unsatisfied objection (which shall thereupon become a Permitted Exception) and proceed to Closing. Any exception to title not objected to by Purchaser in the manner and within the time period specified in this Section 5.1 shall be deemed accepted by Purchaser. The phrase “Permitted Exceptions” means those exceptions to title set forth in the Commitments or Surveys and that have been accepted or deemed accepted by Purchaser, other than Seller Mandatory Cure Items. The failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 5.1 will not under any circumstances extend the period for review of the Commitments or Surveys beyond the Due Diligence Period, and Purchaser's sole and exclusive remedy for Seller's failure, if any, shall be to terminate this Agreement before the expiration of the Due Diligence Period, in which case the Earnest Money shall be returned to Purchaser. Purchaser shall notify Seller in writing of any failure of any Commitment or Survey to satisfy the requirements of this Section 5.1 within five (5) days after the Commitments and Surveys are received by Purchaser, and if Purchaser fails to do so, then they shall be deemed to satisfy these requirements. If Purchaser obtains a New Survey and the New Survey shows exceptions not previously shown on the applicable Survey, or if after the issuance of the Title Commitment, the Title Company updates the Title Commitment to include a new exception (“New Exceptions”), Seller shall be obligated to cure such New Exceptions to the extent any constitute Seller Mandatory Cure Items, otherwise such New Exceptions shall be deemed Permitted Exceptions unless they are a result of a Seller breach under Section 6.1.3 hereof.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

5.2    Intentionally Omitted.

5.3    Delivery of Title Policy at Closing. In the event that the Title Company does not unconditionally commit at Closing to issue to Purchaser an owner’s title policy insuring Purchaser’s indefeasible fee simple title to the Real Property in the amount of the Purchase Price, subject only to the Permitted Exceptions (the “Title Policy“), then Purchaser shall have the right, as its sole and exclusive remedy, to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

Article 6
Operations and Risk of Loss

6.1    Ongoing Covenants and Operations. From the Effective Date through Closing:

6.1.1            New Contracts. Seller will not amend any existing contract or agreement or enter into any new contract or agreement that will be an obligation of, or binding upon, Purchaser or the Property (as opposed to being binding upon Seller only) subsequent to Closing. Seller may enter into any contracts desired by Seller in the ordinary course of business that will not be binding upon Purchaser or the Property after Closing. On or prior to Closing, Seller shall either terminate or assign all contracts (including any Service Contracts) that would be binding upon Purchaser or the Property pursuant to the terms and conditions of Section 7.9, which terminations or assignments shall be effective no later than Closing. Seller shall pay all termination costs, liquidated damages, fees and/or expenses related thereto, it being understood and agreed that Purchaser shall have no liability or obligations for any Service Contracts.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

6.1.2            Maintenance of Improvements; Tangible Personal Property. Subject to Sections 6.2 and 6.3, Seller shall operate and manage the Property in substantially the same manner consistent with the Seller’s maintenance of the Improvements during Seller’s period of ownership, provided, that, Seller shall not be obligated to make any capital repairs or replacements to the extent Seller does not deem such repairs or replacements necessary in its discretion. Seller makes no representation or warranty regarding the condition or state of repair of any or all of the Improvements, the Tangible Personal Property, or the Excluded Tangible Personal Property located at or on the Property and undertakes no obligation regarding the security of the Excluded Tangible Personal Property from and after the date of this Agreement, and Seller expressly disclaims any obligation to repair or replace any of the Excluded Tangible Personal Property following destruction or loss of any nature. Seller shall promptly (and in any event prior to Closing), deliver any Post-Effective Date Citation (as hereinafter defined) obtained by Seller. The parties acknowledge and agree that the terms and conditions of this paragraph shall not modify the post-Closing obligations of the parties as set forth in the Leases. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement (in Seller’s discretion), and replacement shall be of equal or better quality as the removed item of Tangible Personal Property.

6.1.3            No Assignment or Disposition. Seller shall not sell, assign, alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein. Without limitation of the foregoing, Seller shall not grant any easement, right of way, restriction, covenant or other comparable right affecting the Land or the Improvements without obtaining Purchaser’s prior written consent (such consent not to be unreasonably withheld, condition or delayed). Except for this Agreement, Seller shall not enter into any agreement, arrangement or understanding for the sale of the Property, whether conditional or otherwise. Seller shall not apply for or consent to any change or modification with respect to the zoning development or use of any portion of the Property without Purchaser’s prior written consent, which consent may be withheld in Purchase’s sole and absolute discretion.

6.2    Damage. If, prior to Closing, the Property is damaged by fire or other casualty, Seller shall, in consultation with its insurance adjuster or other representative, reasonably estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of such estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1            Material. In the event of any Material Damage (as hereinafter defined) to or destruction of the Property or any portion thereof prior to Closing, either Seller or Purchaser may, at its option, terminate this Agreement by delivering written notice to the other on or before the expiration of ten (10) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full ten (10) day period to make such election and to obtain insurance settlement agreements with Seller’s insurers and agree upon repair and restoration of the affected Property). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If neither Seller nor Purchaser so terminates this Agreement within said ten (10) day period, then the parties shall be deemed to have waived the right to terminate under this Section 6.2.1 and the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing, to the extent permitted by the terms of the applicable policies, Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction (or if such have not been awarded, all of Seller’s right, title and interest to any claims and proceeds Seller has with respect to any casualty insurance policies relating to the Property in question, to the extent the same are assignable pursuant to the terms of the applicable policies; provided, however, should Seller’s insurance policy prohibit the assignment of such proceeds, Seller shall provide Buyer with a credit to the Purchase Price at Closing in an amount equal to the proceeds.) and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible or self-insured amount under such insurance policies (“Insurance Proceeds Assignment”). For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage that, in the opinion of an architect or other third-party contractor selected by Seller and reasonably approved by Purchaser, exceeds (or is estimated to exceed) $1,500,000.00 to repair.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

6.2.2            Not Material. If a casualty occurs but the Real Property is not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement pursuant to this Section 6.2 (a “Non-Material Pre-Closing Casualty”), and subject to an Insurance Proceeds Assignment to Purchaser, the parties shall proceed to Closing subject to the terms of this Agreement, and such damage shall be restored by Purchaser post-Closing pursuant to (but only to the extent required by) the terms and conditions of the Leases, and Purchaser shall reasonably cooperate with Seller, in its capacity as tenant under the Leases, regarding such restoration, pursuant to the terms and conditions of the Leases. Notwithstanding the foregoing, if the insurance proceeds to be assigned pursuant to the Insurance Proceeds Assignment are less than the cost to repair the damage, in the opinion of an architect or other third-party contractor selected by Seller and reasonably approved by Purchaser, Purchaser shall receive a credit at Closing in the amount of such difference. The provisions of this Section 6.2.2 shall survive Closing.

6.3   Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof that would materially and adversely interfere with the present use of the Real Property as currently utilized by Seller, or if such proceedings are instituted with respect to any portion of the Improvements, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser in writing of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten (10) day period to make such election), either: (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.

6.4   Insurance Policies. Seller shall, at its sole cost and expense, use commercially reasonably efforts to maintain Seller’s existing insurance coverage with respect to the Property to the extent such policies remain available at similar rates as of the date hereof.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

6.5   Leaseback. Commencing on the Closing Date, Purchaser, as landlord, shall lease to, as applicable, Tuesday Morning Partners, Ltd. and Tuesday Morning, Inc. (collectively, “Tuesday Tenant”), as tenant, all of the Land and Improvements pursuant to leases in substantially the form attached hereto as Exhibits E-1 and E-2 (the “Leases”). In the event of any conflict or inconsistency between the terms of this Agreement and the terms of either of the Leases, the terms of the applicable Lease shall prevail. The parties acknowledge and agree that the Leases attached hereto represent the final material monetary terms of such Leases (including all provisions relating to lease term and rent payable thereunder) but certain non-monetary provisions may be revised prior to Closing to a de minimus extent.

6.6   Notices. Seller covenants and agrees with Purchaser from the date hereof and until the Closing, to promptly notify Purchaser of all written notices received or sent by Seller relating to (i) violations of laws, ordinances, orders, directives, regulations or requirements issued by, filed by or served by, any governmental authority against or affecting any of the Property; or (ii) any default or violation under any of the Permitted Exceptions.

Article 7
Closing

7.1   Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date by mail at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

7.2   Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1            Representations and Warranties and Covenants. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date as if specifically remade at Closing.

7.2.2            Covenants and Deliveries. As of the Closing Date, the other party shall have performed its obligations and covenants hereunder in all material respects and tendered all deliveries to be made by such party at Closing.

7.2.3            Actions, Suits, etc. Other than in connection with the Bankruptcy Proceeding, there shall exist no existing, pending or threatened in writing actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

7.2.4            Title Policy. As a condition benefitting Purchaser only, the Title Company’s shall be unconditionally committed to issuing the Title Policy pursuant to Section 5.3.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

7.2.5            Bankruptcy Court Sale Approval. Seller and certain affiliates are currently debtors and debtors-in-possession in Chapter 11 proceedings in The United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) under the consolidated case styled In re: Tuesday Morning Corporation, et al., Case number 20-31476-HDH-11 (the “Bankruptcy Proceeding”). Seller’s and Buyer’s obligations hereunder are subject to (i) no order or determination being entered or withheld by the Bankruptcy Court that would materially impede the Closing from occurring by the Closing Date (“Court Intervention”); (ii) entry of a final, non-appealable order (a “Plan Confirmation Order”) confirming a plan of reorganization proposed by the Seller (the “Reorganization Plan”) and (iii) the effectiveness of the Reorganization Plan.

If any condition to a party’s obligation to proceed with the Closing hereunder (such party, the “Performing Party”) has not been satisfied as of the Closing Date (or such earlier date as is provided herein, and in the case of a Court Intervention, the date of the occurrence of Court Intervention), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice (a “Condition Failure Termination Notice”) to the other party (the “Non-Performing Party”) on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event the Performing Party shall be deemed to have waived any such condition (provided that neither party may waive the condition set forth in Section 7.2.5 hereof). In the event the Performing Party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, the Performing Party shall be deemed to have waived said condition, and there shall be no liability on the part of the Non-Performing Party for breaches of representations and warranties of which the Performing Party had knowledge prior to Closing. The failure of a condition precedent to Closing that has not been satisfied on or prior to Closing through no act or omission of the Non-Performing Party in violation of this Agreement shall not be a default hereunder but shall not limit the right of the Performing Party to terminate this Agreement as a result thereof. Further, should the Performing Party elect to terminate this Agreement pursuant to this paragraph, the Performing Party shall be entitled to the Earnest Money and Independent Consideration upon termination; provided, however, if the conditions set forth in Section 7.2.5 are not satisfied and the Agreement is terminated, Buyer shall be entitled to the Earnest Money and Independent Consideration.

Notwithstanding the foregoing, in the event that, (a) prior to the Closing, Purchaser obtains actual knowledge of information (from whatever source, including, without limitation, as a result of Purchaser’s due diligence tests, investigations and inspections of the Property, by disclosure from Seller or Seller’s agents and employees or otherwise) that renders any of Seller’s representations and warranties materially untrue or incorrect, and (b) Purchaser promptly delivers a Condition Failure Termination Notice as a result thereof, then Seller shall have seven (7) Business Days following receipt of such Condition Failure Termination Notice (“Seller’s Cure Period”) in which to take all steps necessary in Seller’s reasonable estimation to render such representations and warranties materially true and correct; provided, however, the Seller’s Cure Period shall automatically extend the Closing Date to the extent such Condition Failure Termination Notice is sent less than seven (7) Business Days prior to the scheduled Closing Date. If, prior to the expiration of Seller’s Cure Period, Seller causes such representations to be materially true and correct, then Purchaser’s Condition Failure Termination Notice shall be deemed null and void. However, if, as of the expiration of Seller’s Cure Period, Seller has not rendered such representation and warranty materially true and correct, this Agreement shall terminate as set forth above and Purchaser shall be entitled to the Earnest Money and Independent Consideration.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

7.3    Seller’s Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1            Deed. A special warranty deed (or, at Purchaser’s request, multiple deeds) in the form of Exhibit B hereto, executed and acknowledged by Seller, conveying to Purchaser Seller’s fee interest in the Real Property (the “Deed”);

7.3.2            Bill of Sale and Assignment Agreement. A Bill of Sale and Assignment Agreement in the form of Exhibit C hereto (the “Assignment”), executed by Seller vesting in Purchaser Seller’s right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3            FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

7.3.4            Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy, it being expressly agreed that Seller shall have no obligation to provide evidence of authority to Purchaser;

7.3.5            Leases. The Leases, executed by Tuesday Morning Partners, Ltd. and Tuesday Morning, Inc., as applicable; and

7.3.6            Owner’s Affidavit. An Owner’s Affidavit and a “gap” affidavit, each, executed by Seller and in form and substance reasonably acceptable to the Title Company and Seller, but sufficient to delete the standard exceptions to the Title Policy, including, without limitation, the exceptions related to the parties in possession (other than the Leases) and mechanic’s liens.

7.3.7            Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

7.4    Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1            Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

7.4.2            Leases. The Leases, each executed by Purchaser; and

7.4.3            Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

7.5    Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

7.6    Purchase Price. At or before 2:30 p.m. (local time at the Real Property) on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

7.7    Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions and the Leases.

7.8    Delivery of Books and Records. On or prior to Closing, Seller shall deliver to the offices of Purchaser’s property manager or to the Real Property to the extent in Seller’s possession or control: copies of all maintenance records; plans and specifications; licenses, permits and certificates of occupancy; provided, however, the originals of the same shall not be delivered until termination of the applicable Lease.

7.9    Termination or Assignment of Service Contracts. Seller shall deliver to Purchaser termination agreements or other evidence reasonably satisfactory to Purchaser that all Service Contracts that would be binding upon Purchaser or the Property have either been (a) terminated effective upon the Closing Date and at no cost to Purchaser or to the Property, or (b) assigned to Seller in its capacity as tenant of the Property or amended to clarify that Seller is no longer the owner of the Property, without any right of the applicable service provider to make a claim against Purchaser or the Property.

Article 8
Prorations, Deposits, Commissions

8.1    Prorations. At Closing, the following items shall be prorated as of the Closing Date on an accrual basis with all items of income and expense for the Property (a) accruing prior to the Closing Date being borne by Seller, and (b) accruing from and after (and including) the Closing Date being borne by Purchaser: fees and assessments; real and personal ad valorem taxes (“Taxes”); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations:

8.1.1            Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing and shall be promptly reprorated upon the issuance of final bills therefor. Prior to or at Closing, Seller shall pay or have paid all Taxes that are due and payable prior to or on the Closing Date.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

8.1.2            Other Costs. As a result of the Leases, utilities, operating expenses, and other such amounts attributable to the Improvements shall not be prorated, and Seller shall remain liable for such amounts to the extent accruing during the term of the Leases (or prior to Closing).

8.2    Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

8.3    Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

8.4    Commissions. Seller shall be responsible to the Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) pursuant to a separate written agreement (including any real estate sales commission applicable to the Leases, if any). Purchaser shall be responsible to Lee & Associates for a real estate sales commission at Closing pursuant to a separate written agreement. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Other than as stated above in this Section 8.4, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby or the Leases, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

Article 9
Representations and Warranties

9.1    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as of the Effective Date and as of the Closing Date that:

9.1.1            Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Subject to entry of the Plan Confirmation Order and effectiveness of the Reorganization Plan, this Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2            Conflicts and Pending Actions. To Seller’s knowledge, there is no agreement to which Seller is a party or that is binding on Seller under which Seller will be in default as a result of entering into or consummating this Agreement. To Seller’s knowledge, other than in connection with the Bankruptcy Proceeding there is no litigation, action or proceeding pending either (a) against Seller, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement, or (b) relating to the Property by reason of Seller’s ownership or operation of the Property or any portion thereof. Except for those rights previously disclosed to Purchaser, no rights of first offer or rights of first refusal regarding the Property exist under the organizational documents of Seller or under any agreement by which Seller or the Property is or may be bound or affected.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

9.1.3            Condemnation. Except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser, Seller has received no written notice from any governmental authority having jurisdiction over the Real Property that it is presently the subject of any condemnation or similar proceeding.

9.1.4            Prohibited Persons and Transactions. Seller represents and warrants to Purchaser that Seller is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.1.5            Compliance With Laws. Seller has not received written notice from any governmental or quasi-governmental authority of any violations of any laws affecting or applicable to any or all of the Property which remain uncured.

9.1.6            Employees. There is no bargaining unit or union contract relating to any employees of Seller.

9.1.7            Intentionally Omitted.

9.1.8            ERISA. Neither the execution and delivery of this Agreement nor any of the transactions contemplated thereunder involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c) of the Code.

9.1.9            Property Documents. To Seller’s knowledge, the Property Documents delivered to Purchaser pursuant to Section 4.1 are correct copies, in all material respects, of the Property Documents in Seller’s possession and control.

9.1.10          Tax Appeals. Except as disclosed in the Property Documents, Seller has not (a) submitted an application for the creation of any special taxing district affecting the Property, or annexation thereby, or inclusion therein, or (b) received written notice that any governmental or quasi-governmental agency or authority intends to impose or increase any special or other assessment against the Property, or any part thereof, including assessments attributable to revaluations of the Property. Except as disclosed in the Property Documents, there is no ongoing appeal with respect to taxes or special assessments on the Property for any year, and any consultants engaged to perform work with respect to appeals of taxes or special assessments on the Property have been paid in full.

9.1.11          Leases. Other than the Permitted Exceptions and the Leases, there are no leases, licenses or occupancy agreements binding upon the Property.

9.1.12          Hazardous Substances. Except as disclosed in the Property Documents, to Seller’s knowledge, Seller has not received any written notice from any governmental agency having jurisdiction over the Property advising Seller that the Property is in violation of any Environmental Laws.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

9.1.13          No Liens or Encumbrances. Seller's ownership of the Property does not include any tenants-in-common ownership, undivided interest ownership nor fractional ownership interest.

9.1.14          Service Contracts. To Seller’s knowledge, the Service Contracts delivered to Purchaser as a part of the Property Documents are the only Service Contracts currently affecting the Property. Seller has not received nor given any written notice of material default under any Service Contract with respect to a material default that remains uncured as of the date hereof. To Seller’s knowledge, the list of Service Contracts is attached hereto as Exhibit F, is true, correct and complete in all material respects as of the date of this Agreement.

9.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1            Organization and Authority. Purchaser has been duly organized, is validly existing, and is in good standing in jurisdiction in which it was formed. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2            Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3            Prohibited Persons and Transactions. Purchaser represents and warrants to Seller that Purchaser is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

9.3    Survival of Representations and Warranties. The representations and warranties set forth in this Article 9 are made as of the Effective Date and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the “Survival Period”). Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Phillip D. Hixon, the Executive Vice President of Store Operations for Seller, with oversight responsibility for all material matters relating hereto (“Seller’s Representative”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representative, or any officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Terms such as “to Purchaser’s knowledge,” “to the best of Purchaser’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Vince Reyna (“Purchaser ‘s Representative”), without any duty of inquiry or investigation; provided that so qualifying Purchaser’s knowledge shall in no event give rise to any personal liability on the part of Purchaser’s Representative, or any officer or employee of Purchaser, on account of any breach of any representation or warranty made by Purchaser herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or Purchaser, as applicable, or such persons do not have but could have obtained through further investigation or inquiry. Purchaser shall be deemed to have knowledge of all matters contained in the Property Documents or any final third-party reports obtained by Purchaser. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions: (1) the party bringing the action for breach first learns of the breach after and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the expiration of the Survival Period, and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.00 (the “Floor”), in which event the excess amount of such claims above the Floor shall be actionable, subject to the limitations of Seller’s liability set forth in this Section 9.3. Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge prior to Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to an amount equal to $750,000.00 (the “Cap”). Purchaser agrees that, with respect to any alleged breach of representations and warranties contained in Article 9 of this Agreement that is not timely raised by Purchaser to Seller in a written notice prior to the expiration of the Survival Period (in accordance with the terms of this Section 10.2), the maximum liability of Seller for all such alleged breaches is limited to $100.00. Notwithstanding anything herein to the contrary, in no event shall the Floor or the Cap apply to (i) Seller’s obligations under Article 8, (ii) Seller’s obligations to turn over insurance proceeds, if any, post-Closing, pursuant to Article 6, or (iii) liability of Seller for Seller’s fraud (including fraudulent concealment) as finally determined by a court of competent jurisdiction. Any breach of a representation or warranty or covenant that is discovered prior to Closing shall be governed by Article 10.

Article 10
Default and Remedies

10.1   Seller’s Remedies. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement for any reason except failure by Seller to perform hereunder, and in each case such default is not cured by the earlier of the fifth (5th) day after written notice thereof from Seller or the Closing Date (except no notice shall be required if Purchaser fails to close on the Closing Date), then Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default in its obligation to consummate the purchase of the Property pursuant to the terms and conditions of this Agreement are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. In all other events Seller’s remedies shall be limited to those described in Sections 4.8, 8.4, 10.3 and 10.4 hereof, and nothing contained herein shall be deemed to limit Purchaser’s indemnity or other obligations which expressly survive termination of this Agreement. Notwithstanding the foregoing, in the event Purchaser defaults in any of its post-closing obligations or any obligations that survive Closing or a termination of this Agreement, Seller shall have all of its remedies at law and in equity on account of such default. IN NO EVENT SHALL PURCHASER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, MANAGER, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

10.2   Purchaser’s Remedies. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder and in each case such default is not cured by the earlier of the fifth (5th) day after written notice thereof from Purchaser or the Closing Date (except no notice shall be required if Seller fails to close on the Closing Date), Purchaser may elect, as its sole remedies, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money and the Independent Consideration, in which event Seller shall promptly reimburse Purchaser in an amount not to exceed $100,000.00 for any and all reasonable, third party costs actually paid or incurred by Purchaser to negotiate this Agreement, conduct its due diligence investigations and otherwise pursue the transactions contemplated hereby (including, attorneys’ fees, fees of environmental and other consultants, and accountants’ fees incurred by Purchaser in connection with this Agreement and any action hereunder or the Property), after receipt of invoices for such costs (which obligation shall survive any termination of this Agreement), or (b) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price.

10.3   Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims.

10.4   Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

IN NO EVENT SHALL SELLER’S OR PURCHASER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Article 11
Disclaimers, Release and Indemnity

11.1    Disclaimers By Seller. it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any other warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT CLOSING, including, but not limited to, warranties, representations or guaranties as to (A) matters of title (other than Seller’s special warranty of title to be contained in the Deed), (B) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (C) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (E) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (L) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (M) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p)the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (R) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

Purchaser’s signature and acknowledgement of the terms and provisions of this Section 11.1

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

11.2    Sale “As Is, Where Is.”   Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Further, Purchaser acknowledges and agrees that Seller shall have no obligation whatsoever to remove, repair or otherwise account for any Tangible Personal Property located on or at the Property. Except as expressly set forth in this Agreement, including, without limitation seller’s representations and warranties set forth herein, and any document executed by Seller and delivered to Purchaser at Closing, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any OTHER express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property Documents packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Except with respect to any representation or warranty of seller made hereunder, Purchaser ACKNOWLEDGES that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except with respect to any representation or warranties of seller or any fraudulent concealment on seller’s part, Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

Purchaser’s signature and acknowledgement of the terms and provisions of this Section 11.2

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

11.3    Seller Released from Liability. Purchaser acknowledges that it will and has had the opportunity to inspect the Property prior to Closing, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, whether arising before or after the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines (collectively, “Environmental Laws”), and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property); provided however, that the terms of this sentence (and this paragraph) shall not apply to Seller’s duties, liabilities and obligations, solely as tenant under the Leases, accruing from and after Closing pursuant to the Leases. Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property, whether arising before or after the Effective Date; provided however, that the terms of this sentence (and this paragraph) shall not apply to Seller’s duties, liabilities and obligations, solely as tenant under the Leases, accruing from and after Closing pursuant to the Leases. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation; provided however, that the terms of this sentence (and this paragraph) shall not apply to Seller’s duties, liabilities and obligations, solely as tenant under the Leases, accruing from and after Closing pursuant to the Leases. Notwithstanding anything in this Agreement to the contrary, (a) if Purchaser is named as a party in any litigation or investigation brought by a third party (including a governmental or quasi-governmental entity) unrelated to Purchaser and Seller is not so named, then Purchaser may, to the extent permitted by law, interplead or implead Seller in such action so long as no claim of contribution or monetary relief is made by Purchaser against Seller; provided, however, that prior to the expiration of the Survival Period, Purchaser may bring claims in accordance with Section 9.3 hereof, (b) the release described in this paragraph above applies to Purchaser and its successors and assigns only, and does not bind any third party; and (c) the terms of this paragraph shall not preclude Purchaser from raising in defense of any third party claims made against the Property or Purchaser after Closing which relate to conditions first existing, or actions taken, during the period of Seller’s ownership of the Property, the fact that Purchaser was not the owner of the Property at the time such third party claim arose so long as no claim of contribution or monetary relief is made by Purchaser against Seller; provided however, that in no event shall this sentence (or this paragraph) be construed to waive, modify or limit any of (i) Purchaser’s rights and remedies under the Leases with respect to matters arising from or after Closing, or (ii) Seller’s duties, liabilities and obligations, under the Leases to the extent accruing from and after Closing. Notwithstanding any provision contained in this section to the contrary, this Section 11.3 shall not apply to any representation or warranty of Seller made in this Agreement or any other document executed and delivered by Seller at Closing.

Purchaser’s signature and acknowledgement of the terms and provisions of this Section 11.3

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

11.4            “Hazardous Materials” Defined. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.5            Survival. The terms and conditions of this Article 11 shall expressly survive the Closing and shall not merge with the provisions of any closing documents.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

Article 12
Miscellaneous

12.1            Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement without the consent of Seller upon the following conditions: (a) the assignee of Purchaser must be (i) an entity controlling, controlled by, or under common control with Purchaser (a “Purchaser Control Entity”), or (ii) any entity in which one or more Purchaser Controlled Entities directly or indirectly is the general partner (or similar managing partner, member or manager) or owns more than 50% of the economic interests of such entity, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (d) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at Closing.

12.2            Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3            Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.4            Governing Law; Jurisdiction; Venue. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located. EACH OF PURCHASER AND SELLER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE DELIVERED BY PURCHASER AND SELLER HEREUNDER SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF PURCHASER AND SELLER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS OR ANY OTHER SIMILAR DEFENSE TO THE JURISDICTION OR VENUE OF SAID COURTS.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

12.5            Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

12.6            Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all other prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All Exhibits hereto are incorporated herein by this reference for all purposes.

12.7            Time. Time is of the essence in the performance of this Agreement.

12.8            Confidentiality; Press Releases. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, prior to Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.6, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser. It is understood and agreed that money damages may not be a sufficient remedy for any breach of this Section and that the Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Purchaser further agrees not to raise, as a defense or objection to the request or granting of such relief, that any breach of this Section is or would be compensable by an award of money damages, and Purchaser agrees to waive any requirement for the security or posting of any bond in connection with such remedy.  Such remedy shall not be deemed to be the exclusive remedy for breach of this Section but shall be in addition to all other remedies available at law or equity to Seller.  Purchaser also agrees to reimburse Seller and its representatives for all costs incurred by Seller and its representatives in connection with the enforcement of this Section (including, without limitation, legal fees in connection with any such litigation, including any appeals therefrom). The provisions of this Section shall survive Closing for a period of twelve (12) months.

12.9            Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, or (d) by electronic mail. Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with a nationally recognized overnight courier; or (iii) the same day when sent by email. A party’s address may be changed by written notice to the other party. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

12.10            Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.11            Calculation of Time Periods; Business Day. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time at the Real Property. As used herein, the term “Business Day“ means any day that is not a Saturday, Sunday or legal holiday for national banks in the city in which the Real Property is located.

12.12            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by email electronic counterparts (i.e., PDF counterparts) of the signature pages.

12.13            No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser’s obligations pursuant to this Section 12.13 shall survive any termination of this Agreement as a surviving obligation.

12.14            Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

12.15            ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller’s sale of the Property to such person or entity would, in the reasonable opinion of Seller’s ERISA advisors or consultants, create or otherwise cause a “prohibited transaction” under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

12.16            No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

12.17            Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

12.18            Texas Real Estate License Act. The Texas Real Estate License Act requires written notice to Purchaser from any licensed real estate broker or salesman who is to receive a commission that Purchaser should have an attorney of its own selection examine an abstract of title to the property being acquired or that Purchaser should be furnished with or should obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser on behalf of the broker(s) identified in this Agreement, if any.

12.19            DTPA Waiver. IT IS THE INTENT OF SELLER AND PURCHASER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. ACCORDINGLY, TO THE MAXIMUM EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER 3 (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. FOR PURPOSES OF THE WAIVERS SET FORTH IN THIS AGREEMENT, PURCHASER HEREBY WARRANTS AND REPRESENTS UNTO SELLER THAT (A) PURCHASER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, (B) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER REGARDING THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, (C) PURCHASER IS REPRESENTED BY LEGAL COUNSEL THAT IS SEPARATE AND INDEPENDENT OF SELLER AND SELLER’S LEGAL COUNSEL AND (D) PURCHASER HAS CONSULTED WITH PURCHASER’S LEGAL COUNSEL REGARDING THIS AGREEMENT PRIOR TO PURCHASER’S EXECUTION OF THIS AGREEMENT AND VOLUNTARILY CONSENTS TO THIS WAIVER.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
Tuesday Morning Partners, Ltd., Tuesday Morning, Inc., and Friday Morning, LLC.
AND
PBV-14303 INWOOD ROAD, LP

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

Tuesday morning partners, ltd.,
a Texas limited partnership

	By:	Days of the Week, Inc.,
a Delaware corporation
its General Partner

Date executed by Seller		By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
December 7, 2020		Title:	Chief Executive Officer

FRIDAY MORNING, LLC,
a Texas limited liability company

	By:	Tuesday Morning, Inc.,
its Member

Date executed by Seller		By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
December 7, 2020		Title:	Chief Executive Officer

TUESDAY MORNING, INC.,
a Texas corporation

Date executed by Seller	By:	/s/ Steven R. Becker
	Name:	Steven R. Becker
December 7, 2020	Title:	Chief Executive Officer

[Signatures Continue on Following Page]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

PURCHASER:

PBV-14303 INWOOD ROAD, LP,
a Texas limited partnership

By: PBV-14303 Inwood Road GP, LLC
a Texas limited liability company
its General Partner

Date executed by Purchaser	By:	/s/ Michael C. O’Malley
Michael C. O’Malley, Manager
December 3, 2020

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

Date executed by Escrow Agent	By:	/s/ Pamela Medlin
	Name:	Pamela Medlin
December 7, 2020	Title:	Escrow Officer

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

1

LIST OF EXHIBITS

A	-	Legal Description of Land

B	-	Special Warranty Deed

C	-	Bill of Sale and Assignment Agreement

D	-	FIRPTA Certificate

E-1	-	Distribution Center Lease

E-2	-	Office Lease

F	-	Service Contracts

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

2

Exhibit A

LEGAL DESCRIPTION OF LAND

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Exhibit B

SPECIAL WARRANTY DEED

[exhibit follows on next page]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

SPECIAL WARRANTY DEED

Prepared by: Haynes and Boone LLP 2323 Victory Avenue, Ste. 700 Dallas, Texas 75219 Attn: Brack Bryant After Recording Return to: [____________________] [____________________] [____________________]	NOTICE OF CONFIDENTIALITY RIGHTS: If you are a natural person, you may remove or strike any or all of the following information from any instrument that transfers an interest in real property before it is filed for record in the public records: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§

§	KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS	§

________________, a________________(“Grantor”), whose address is _____________________, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto ______________________, a _________________ (“Grantee”) whose address is _____________________, the tract or parcel of land in Tarrant County, Texas, described in Exhibit A, together with all improvements thereon and all rights, titles, and interests appurtenant thereto including, without limitation, Grantor’s interest, if any, in any and all adjacent streets, alleys, rights of way and any adjacent strips and gores, together with all of Grantor’s right, title and interest, if any, in and to any and all minerals and mineral rights, oil, gas, and oil and gas rights, other hydrocarbon substances and rights, development rights, air rights, water and water rights, wells, well rights and well permits, water and sewer taps (or their equivalents), and sanitary or storm sewer capacity appertaining to or otherwise benefiting or used in connection with said real property (such land and interests are hereinafter collectively referred to as the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the Permitted Exceptions listed on Exhibit B attached hereto (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

[SIGNATURE PAGE FOLLOWS]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

EXECUTED as of _____________________, 2020, to be effective as of ________________.

,
a

By:
Name:
Title:

THE STATE OF __________ COUNTY OF ____________	§ § §

This instrument was acknowledged before me on ____________, 2020, by ________________, ______________ of___________, a______________, on behalf of said corporation ..

Notary Public, State of ___________

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

EXHIBIT A

[Description of the Property]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

EXHIBIT B

[Permitted Exceptions]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Exhibit C

BILL OF SALE AND ASSIGNMENT

[EXHIBIT FOLLOWS ON NEXT PAGE]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of the _____ day of __________________, 2020, by and between                    , a              (“Assignor”), and _________________________,a _________________________ (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Assignor hereby sells, transfers and conveys to Assignee all of Assignor’s right, title and interest, if any, in and to the following, in each case to the extent located on that certain land and improvements commonly known as (i) 4400-4404 South Beltwood Parkway, Farmers Branch, Texas, (ii) 14621 Inwood Road, Addison, Texas, (iii) 14639 Inwood Road, Addison, Texas, (iv) 14601 Inwood Road, Addison, Texas, (v) 14303 Inwood Road, Farmers Branch, Texas, and (vi) 6250 Lyndon B. Johnson Freeway, Dallas, Texas (collectively, “Real Property”), as more particularly described in the Purchase Agreement (as hereinafter defined):

(a)        all tangible personal property furniture, fixtures and equipment attached to or used in connection with the ownership, maintenance, or operation of the Real Property (the “Personalty”); provided however, that the Personalty does not include the Excluded Tangible Personal Property (as defined in the Purchase Agreement);

(b)        the plans and specifications and other architectural and engineering drawings for the improvements located on the Real Property, if any (to the extent in Assignor’s possession and assignable without any cost to Assignor); warranties (to the extent in Assignor’s possession and assignable without any cost to Assignor); governmental permits, approvals and licenses, if any (to the extent in Assignor’s possession and assignable without any cost to Assignor); and

(c)        notwithstanding anything contained herein to the contrary, in no event shall any of Assignor’s trade names, marks, signage, branding, and other identifying marks related to “Tuesday Morning” or its subsidiaries or affiliates, be included within the Personalty or otherwise be deemed or construed to have been transferred by this Bill of Sale, all of which are expressly reserved to, and retained by, Assignor.

2.            This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of ____________________, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty.

3.            As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, except as expressly set forth in the Purchase Agreement, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE.

4.            This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

,

a

By:
Name:
Title:

ASSIGNEE:

,

a

By:
Name:
Title:

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

Exhibit D

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform _____________ (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by                  , a                  (“Transferor”), the undersigned, in his capacity as _____________ of _____________, but not individually, hereby certifies to Transferee the following on behalf of Transferor:

1.            Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.            Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.            Transferor’s U.S. employer identification number is ___________; and

4.            Transferor’s office address is ___________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of __________, 2020.

a

By:
Name:
Title:

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

D-1

EXHIBIT E-1

DISTRIBUTION CENTER LEASE

[EXHIBIT FOLLOWS ON NEXT PAGE]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

E-1-1

EXHIBIT E-2

OFFICE LEASE

[EXHIBIT FOLLOWS ON NEXT PAGE]

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

E-2-1

Exhibit F

SERVICE CONTRACTS

Purchase and Sale Agreement

6250 Lyndon B. Johnson Freeway, Dallas, Texas

4404 South Beltwood Parkway, Farmers Branch, Texas

14621, 14639 and 14601 Inwood Road, Addison, Texas

14303 Inwood Road, Farmers Branch, Texas

F-1